                                                                    Exhibit 23.2

                 CONSENT OF INDEPENDENT AUDITORS FOR FORM 10-K

We consent to the incorporation by reference in (1) Registration Statement No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Form S-8/S-3, and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Form S-8/S-3, (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8, (3) Registration Statement No. 33-10491 on Form S-3, (4) Registration Statement No. 33-41241 on Form S-8, and
(5) Registration Statement No. 33-53231 on Form S-3 of our report dated February 8, 1995, with respect to the consolidated balance sheet of VF Corporation as of December 31, 1994, and the related consolidated statements of income, cash flows, and common shareholders' equity for each of the two fiscal years in the period ended December 31, 1994.


/s/ Ernst & Young LLP

Reading, Pennsylvania
March 25, 1996




                 CONSENT OF INDEPENDENT AUDITORS FOR FORM 11-K

We consent to the incorporation by reference in (1) Registration Statement No. 33-55014, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 33-26566 on Form S-8/S-3, and Post-Effective Amendment No. 6 to Registration Statement No. 2-85579 on Form S-8/S-3, and (2) Registration Statement No. 33-33621 on Form S-8, which acts as Post-Effective Amendment No. 2 to Registration Statement No. 2-99945 on Form S-8 of our report dated March 10, 1995, with respect to the statement of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1994, and the changes in its net assets available for benefits for each of the two years then ended.


/s/ Ernst & Young LLP

Reading, Pennsylvania
March 25, 1996